Exhibit 99

MASCO REPORTS STRONG FOURTH QUARTER AND FULL-YEAR RESULTS AS TRANSFORMATION ENHANCES PROFITABILITY

2014 Fourth Quarter Key Highlights

•                  Sales for the fourth quarter increased 3 percent to $2.1 billion; sales increased 5 percent excluding the impact of foreign currency translation

•                  Adjusted operating profit grew 32 percent to $202 million

•                  Adjusted operating profit margin for the quarter increased to 9.8 percent

•                  Adjusted EPS for the quarter grew 60 percent to $.24 per common share

TAYLOR, Mich. (February 9, 2015) — Masco Corporation (NYSE: MAS) reported net sales and adjusted operating profit growth in the fourth quarter of 2014 driven primarily by the Plumbing Products, Decorative Architectural Products and Installation and Other Services segments. Adjusted operating profit margin rose to 9.8 percent, reflecting the Company’s execution on cost management and strong operating leverage.

2014 Fourth Quarter Commentary

•                  Net sales from continuing operations increased 3 percent to $2.1 billion. North American sales increased 4 percent and international sales decreased 2 percent in U.S. dollars, but increased 6 percent in local currency

•                  Compared to fourth quarter 2013, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•                  Gross margins improved to 27.7 percent compared to 27.1 percent

•                  Operating margins improved to 9.8 percent compared to 7.7 percent

•                  Income from continuing operations was $.24 per common share compared to $.15 per common share

•                  Income from continuing operations, as reported, was $.29 per common share

•                  Liquidity at the end of the fourth quarter was approximately $1.7 billion

•                  Five million shares were repurchased in the fourth quarter

2014 Fourth Quarter Operating Segment Highlights

•                  Plumbing Products’ net sales increased 1 percent (5 percent excluding the impact of currency translation) fueled by growth across the segment and continued strength in the wholesale channel

•                  Decorative Architectural Products’ net sales increased 7 percent, driven by new products and program wins across the businesses

•                  Cabinets and Related Products’ net sales decreased 3 percent due to challenges in retail and dealer channels

•                  Installation and Other Services’ net sales increased 7 percent with continued growth in custom homes and the commercial channel

•                  Other Specialty Products’ net sales increased 8 percent, fueled by growth in repair and remodeling

“We capped off 2014 with another solid quarter as sales increased 3 percent for the total company and, importantly, adjusted operating income increased 32 percent,” said Masco’s President and CEO, Keith

Allman. “Our portfolio of industry-leading plumbing businesses continues to perform, delivering increased revenue and profit growth, which resulted in a record sales year for both Delta Faucet and Hansgrohe. New products and program wins at Behr Process and Liberty Hardware drove the performance of our Decorative Architectural segment, and our Installation and Other Services segment capitalized on the housing recovery and ongoing growth of its commercial business. Our window businesses also benefitted from improving macro trends in their respective markets and continued success from recently introduced products. While our Cabinet and Related Products segment faced lingering demand challenges from an ERP implementation, we believe we are taking the necessary actions to position it for profitability in 2015.”

2014 Full-Year Commentary

•                  Net sales increased 4 percent to $8.5 billion, compared to 2013

•                  Compared to full-year 2013, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•                  Gross profit margins were 28.4 percent compared to 28.0 percent

•                  Operating profit margins were 10.0 percent compared to 8.8 percent

•                  Income from continuing operations was $1.02 per common share compared to $0.77 per common share

•                  Income from continuing operations, as reported, was $2.39 per common share compared to $0.83 per common share in 2013

•                  Free cash flow exceeded $440 million

“2014 was a notable year for Masco,” said Keith Allman. “Our customer-focused innovation as well as our productivity improvements and cost control yielded steady sales growth and substantially improved margins. Our balance sheet continues to improve as we ended the year with $1.7 billion of liquidity. Throughout the year we also took a number of actions to drive shareholder value. In September, we announced the spin-off of our Services Business and remain on-track for it to be complete by mid-year 2015. Additionally, the restructuring of our corporate office has resulted in a leaner operating model, yielding annual savings of approximately $35-40 million. Furthermore, our commitment to returning capital to shareholders was enhanced through an increase in our dividend and a new share repurchase authorization. During the fourth quarter of 2014 we repurchased 1.4 percent of our outstanding shares or 5 million shares.”

2015 Outlook

“Our strong execution in 2014 gives us momentum as we enter 2015,” continued Mr. Allman. “We remain committed to serving the customer by accelerating our innovation pipeline and continuing our strong operating performance. We expect to gain share and drive consumer demand as we leverage our industry-leading brands and new products. We are confident in our ability to execute in this improving environment and believe the strategic initiatives we announced in 2014 will drive shareholder value as we move into 2015.”

About Masco

Headquartered in Taylor, Michigan, Masco Corporation is one of the world’s leading manufacturers of branded building products, as well as a leading provider of services that include the installation of insulation and other building products.

The 2014 fourth quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Monday, February 9, 2015 at 8:30 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 63540876. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 63540876. The telephone replay will be available approximately two hours after the end of the call and continue through March 2, 2015.

Financial Supplement

The 2014 fourth quarter and full-year supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Safe Harbor Statement

Statements contained in this press release that reflect our views about our future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  We caution you against relying on any of these forward-looking statements. Our future performance may be affected by our reliance on new home construction and home improvement, our reliance on key customers, the cost and availability of raw materials, uncertainty in the international economy, shifts in consumer preferences and purchasing practices, our ability to improve our underperforming businesses, our ability to maintain our competitive position in our industries, risks associated with the proposed spin-off of our Services Business, our ability to realize the expected benefits of the spin-off, the timing and terms of our share repurchase program, and our ability to reduce corporate expense and simplify our organizational structure. We discuss many of the risks we face in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Our forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

The Company believes that the non-GAAP performance measures and ratios that are contained herein, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company’s filings with the Securities and Exchange Commission and is available on Masco’s website at www.masco.com.

Investor Contact

Irene Tasi

Director — Investor Relations

313.792.5500

irene_tasi@mascohq.com

# # #

MASCO CORPORATION

Condensed Consolidated Statements of Operations - Unaudited

For the Three Months and Twelve Months Ended December 31, 2014 and 2013

(in millions, except per common share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net sales	$2,064	$1,998	$8,521	$8,173
Cost of sales	1,496	1,467	6,134	5,918
Gross profit	568	531	2,387	2,255

Selling, general and administrative expenses	382	390	1,607	1,582
(Income) charge for litigation settlements	(9)	—	(9)	—
Impairment charges for other intangible assets	1	—	1	—
Operating profit	194	141	788	673

Other income (expense), net	(54)	(68)	(213)	(223)
Income from continuing operations before income taxes	140	73	575	450

Income tax (expense) benefit	(28)	(20)	333	(111)
Income from continuing operations	112	53	908	339

(Loss) income from discontinued operations, net	(3)	6	(5)	(10)
Net income	109	59	903	329

Less: Net income attributable to noncontrolling interest	9	11	47	41
Net income attributable to Masco Corporation	$100	$48	$856	$288

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.29	$0.12	$2.39	$0.83
(Loss) income from discontinued operations, net	(0.01)	0.02	(0.01)	(0.03)
Net income	$0.28	$0.13	$2.38	$0.80

Average diluted common shares outstanding	351	352	352	352

Amounts attributable to Masco Corporation:
Income from continuing operations	$103	$42	$861	$298
(Loss) income from discontinued operations, net	(3)	6	(5)	(10)
Net income attributable to Masco Corporation	$100	$48	$856	$288

Historical information is available on our website.

MASCO CORPORATION

Exhibit A: Reconciliations - Unaudited

For the Three Months and Twelve Months Ended December 31, 2014 and 2013

(in millions, except per common share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Gross Profit and Operating Profit Reconciliations

Net sales	$2,064	$1,998	$8,521	$8,173

Gross profit, as reported	$568	$531	$2,387	$2,255

Rationalization charges	3	10	35	33

Gross profit, as adjusted	$571	$541	$2,422	$2,288

Gross margin, as reported	27.5%	26.6%	28.0%	27.6%
Gross margin, as adjusted	27.7%	27.1%	28.4%	28.0%

Operating profit, as reported	$194	$141	$788	$673

Rationalization charges	11	12	66	48
Costs related to spin-off of Services Business	6	—	6	—
(Income) charge for litigation settlements	(9)	—	(9)	—

Operating profit, as adjusted	$202	$153	$851	$721

Operating margin, as reported	9.4%	7.1%	9.2%	8.2%
Operating margin, as adjusted	9.8%	7.7%	10.0%	8.8%

Earnings Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$140	$73	$575	$450

Rationalization charges	11	12	66	48
Costs related to spin-off of Services Business	6	—	6	—
(Income) charge for litigation settlements	(9)	—	(9)	—
Currency Translation Expense - Masco Denmark	—	18	—	18
Gains from financial investments, net	—	(3)	(4)	(11)
Loss (earnings) from equity investments, net	—	(3)	2	(16)
Income from continuing operations before income taxes, as adjusted	148	97	636	489

Tax at 36% rate	(53)	(35)	(229)	(176)

Less: Net income attributable to noncontrolling interest	9	11	47	41

Income from continuing operations, as adjusted	$86	$51	$360	$272

Income per common share, as adjusted	$0.24	$0.15	$1.02	$0.77

Average diluted common shares outstanding	351	352	352	352

Historical information is available on our website.

MASCO CORPORATION

Condensed Consolidated Balance Sheets and

Other Financial Data - Unaudited

(dollars in millions)

	December 31,	December 31,
	2014	2013
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$1,383	$1,223
Short-term bank deposits	306	321
Receivables	1,040	1,004
Inventories	819	765
Prepaid expenses and other	315	155
Total Current Assets	3,863	3,468

Property and equipment, net	1,139	1,252
Goodwill	1,884	1,903
Other intangible assets, net	145	149
Other assets	136	185
Total Assets	$7,167	$6,957

Liabilities
Current Liabilities:
Accounts payable	$950	$902
Notes payable	505	6
Accrued liabilities	756	778
Total Current Liabilities	2,211	1,686

Long-term debt	2,919	3,421
Deferred income taxes and other	909	1,063
Total Liabilities	6,039	6,170
Equity	1,128	787
Total Liabilities and Equity	$7,167	$6,957

	As of
	December 31,	December 31,
	2014	2013
Other Financial Data
Working Capital Days
Receivable days	47	46
Inventory days	49	49
Accounts Payable days	71	67
Working capital	$909	$867
Working capital as a % of sales (LTM)	10.7%	10.6%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statement of Cash Flows
and Other Data - Unaudited	(dollars in millions)

	Twelve Months Ended December 31,
	2014	2013
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$695	$607
Working capital changes	(93)	38
Net cash from operating activities	602	645

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(158)	(35)
Issuance of Company common stock	1	—
Cash dividends paid	(117)	(107)
Dividends paid to noncontrolling interest	(34)	(34)
Debt, net	(2)	(202)
Credit Agreement costs	—	(4)
Tax benefit from stock-based compensation	13	—
Net cash for financing activities	(297)	(382)

Cash Flows From (For) Investing Activities:
Capital expenditures	(128)	(126)
Other, net	28	49
Net cash for investing activities	(100)	(77)

Effects of exchange rate changes on cash and cash investments	(45)	(3)

Cash and Cash Investments:
Increase for the year	160	183
At January 1	1,223	1,040
At December 31	$1,383	$1,223

	As of December 31,
	2014	2013
Liquidity
Cash and cash investments	$1,383	$1,223
Short-term bank deposits	306	321
Total Liquidity	$1,689	$1,544

Historical information is available on our website.

MASCO CORPORATION

Segment Data - Unaudited

For the Three Months and Twelve Months Ended December 31, 2014 and 2013

(dollars in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2014	2013	Change	2014	2013	Change

Cabinets and Related Products
Net sales	$243	$251	-3%	$999	$1,014	-1%

Operating (loss), as reported	$(7)	$(6)		$(62)	$(10)
Operating margin, as reported	-2.9%	-2.4%		-6.2%	-1.0%

Rationalization charges	—	2		30	6
Accelerated depreciation related to plant closures	—	—		1	6
Operating (loss) profit, as adjusted	(7)	(4)		(31)	2
Operating margin, as adjusted	-2.9%	-1.6%		-3.1%	0.2%

Depreciation and amortization	7	7		32	35

EBITDA, as adjusted	$—	$3		$1	$37

Plumbing Products
Net sales	$804	$799	1%	$3,308	$3,183	4%

Operating profit, as reported	$113	$88		$512	$394
Operating margin, as reported	14.1%	11.0%		15.5%	12.4%

Rationalization charges	3	8		5	21
Accelerated depreciation related to plant closures	—	1		—	3
Operating profit, as adjusted	116	97		517	418
Operating margin, as adjusted	14.4%	12.1%		15.6%	13.1%

Depreciation and amortization	17	16		63	61

EBITDA, as adjusted	$133	$113		$580	$479

Installation and Other Services
Net sales	$398	$373	7%	$1,515	$1,412	7%

Operating profit, as reported	$25	$15		$58	$37
Operating margin, as reported	6.3%	4.0%		3.8%	2.6%

Rationalization charges	1	—		2	1
Operating profit, as adjusted	26	15		60	38
Operating margin, as adjusted	6.5%	4.0%		4.0%	2.7%

Depreciation and amortization	7	7		26	28

EBITDA, as adjusted	$33	$22		$86	$66

Historical information is available on our website.

MASCO CORPORATION

Segment Data - Unaudited

For the Three Months and Twelve Months Ended December 31, 2014 and 2013

(dollars in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2014	2013	Change	2014	2013	Change
Decorative Architectural Products
Net sales	$438	$408	7%	$1,998	$1,927	4%

Operating profit, as reported	$80	$65		$360	$351
Operating margin, as reported	18.3%	15.9%		18.0%	18.2%

Rationalization charges	—	1		—	2
Operating profit, as adjusted	80	66		360	353
Operating margin, as adjusted	18.3%	16.2%		18.0%	18.3%

Depreciation and amortization	4	4		16	16

EBITDA, as adjusted	$84	$70		$376	$369

Other Specialty Products
Net sales	$181	$167	8%	$701	$637	10%

Operating profit, as reported	$8	$9		$47	$35
Operating margin, as reported	4.4%	5.4%		6.7%	5.5%

Rationalization charges	—	—		1	2
Accelerated depreciation related to plant closures	—	—		—	4
Operating profit, as adjusted	8	9		48	41
Operating margin, as adjusted	4.4%	5.4%		6.8%	6.4%

Depreciation and amortization	4	5		18	19

EBITDA, as adjusted	$12	$14		$66	$60

Total
Net sales	$2,064	$1,998	3%	$8,521	$8,173	4%

Operating profit, as reported - segment	$219	$171		$915	$807
General corporate expense, net (GCE)	(34)	(30)		(136)	(134)
Income (charge) for litigation settlements	9	—		9	—
Operating profit, as reported	194	141		788	673
Operating margin, as reported	9.4%	7.1%		9.2%	8.2%

Rationalization charges - segment	4	11		38	32
Accelerated depreciation - segment	—	1		1	13
(Income) charge for litigation settlements	(9)	—		(9)	—
Rationalization charges - GCE	7	—		27	3
Costs related to spin-off of Services Business	6	—		6	—
Operating profit, as adjusted	202	153		851	721
Operating margin, as adjusted	9.8%	7.7%		10.0%	8.8%

Depreciation and amortization - segment	39	39		155	159
Depreciation and amortization - non-operating	3	3		11	12

EBITDA, as adjusted	$244	$195		$1,017	$892

Historical information is available on our website.

MASCO CORPORATION

North American and International Data - Unaudited

For the Three Months and Twelve Months Ended December 31, 2014 and 2013

(dollars in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2014	2013	Change	2014	2013	Change
North American
Net sales	$1,675	$1,603	4%	$6,892	$6,634	4%

Operating profit, as reported	$174	$131		$701	$649
Operating margin, as reported	10.4%	8.2%		10.2%	9.8%

Rationalization charges	4	11		37	25
Accelerated depreciation related to plant closures	—	1		1	9
Operating profit, as adjusted	178	143		739	683
Operating margin, as adjusted	10.6%	8.9%		10.7%	10.3%

Depreciation and amortization	30	29		116	119

EBITDA, as adjusted	$208	$172		$855	$802

International
Net sales	$389	$395	-2%	$1,629	$1,539	6%

Operating profit, as reported	$45	$40		$214	$158
Operating margin, as reported	11.6%	10.1%		13.1%	10.3%

Rationalization charges	—	—		1	7
Accelerated depreciation related to plant closures	—	—		—	4
Operating profit, as adjusted	45	40		215	169
Operating margin, as adjusted	11.6%	10.1%		13.2%	11.0%

Depreciation and amortization	9	10		39	40

EBITDA, as adjusted	$54	$50		$254	$209

Total
Net sales	$2,064	$1,998	3%	$8,521	$8,173	4%

Operating profit, as reported - segment	$219	$171		$915	$807
General corporate expense, net (GCE)	(34)	(30)		(136)	(134)
Income (charge) for litigation settlements	9	—		9	—
Operating profit, as reported	194	141		788	673
Operating margin, as reported	9.4%	7.1%		9.2%	8.2%

Rationalization charges - segment	4	11		38	32
Accelerated depreciation - segment	—	1		1	13
(Income) charge for litigation settlements	(9)	—		(9)	—
Rationalization charges - GCE	7	—		27	3
Costs related to spin-off of Services Business	6	—		6	—
Operating profit, as adjusted	202	153		851	721
Operating margin, as adjusted	9.8%	7.7%		10.0%	8.8%

Depreciation and amortization - segment	39	39		155	159
Depreciation and amortization - non-operating	3	3		11	12

EBITDA, as adjusted	$244	$195		$1,017	$892

Historical information is available on our website.